UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 21, 2010

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, Florida 33496

(Address of principal executive offices) (Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Office Depot, Inc.’s Amended Long-Term Equity Incentive Plan

At the 2010 Annual Meeting of Shareholders held on April 21, 2010 (the “Annual Meeting”), shareholders of Office Depot, Inc. (the “Company”) approved an amendment to the Company’s Amended Long-Term Equity Incentive Plan (the “Incentive Plan”) to allow for a one-time stock option exchange program for eligible employees (the “Exchange Program”). The text of the amendment to the Incentive Plan and the material terms of the proposed Exchange Program are summarized in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 12, 2010 in connection with the Annual Meeting (the “Proxy Statement”). The foregoing description of the amendment to the Incentive Plan contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the description contained in the Proxy Statement. The amended Incentive Plan is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Amendments to Employment and Change in Control Agreements with Charles E. Brown

On April 26, 2010, the Company entered into an amendment to the executive employment agreement dated as of December 31, 2008 (the “Amended Employment Agreement”) and an amendment to the change in control agreement dated as of February 25, 2008 (the “Amended Change in Control Agreement”) with Charles E. Brown, the Company’s President, International. The Amended Employment Agreement provides for the payment of a cash retention award to Mr. Brown subject to certain conditions described below. The Amended Change in Control Agreement amends the Change in Control Agreement amended and restated effective as of February 25, 2008 (the “Previous Change in Control Agreement”).

Pursuant to the terms of the Amended Employment Agreement, Mr. Brown is entitled to the payment of a cash retention award of up to $3 million, subject to vesting in three equal yearly installments over the period beginning on September 14, 2010 and ending September 14, 2012, subject to Mr. Brown’s continued employment through the vesting dates. The retention award will be paid to Mr. Brown in cash, to the extent vested, upon his termination of employment, subject to any required delay in payment due to applicable tax regulations regarding deferred compensation. In addition, the retention award shall be subject to accelerated vesting upon Mr. Brown’s termination by the Company without cause, voluntary termination for good reason or termination due to death or disability, as these terms are defined in the executive employment agreement dated as of December 31, 2008.

The Amended Change in Control Agreement eliminates a voluntary termination of Mr. Brown’s employment for any reason during the 30-day period immediately preceding the first anniversary of the effective date of the approval by the Company’s shareholders on October 14, 2009 of the convertibility to common shares of the Company’s convertible preferred stock held by BC Partners from qualifying as a resignation with “good reason” under Mr. Brown’s Previous Change in Control Agreement. Pursuant to the terms of the Previous Change in Control Agreement, Mr. Brown would have been entitled to enhanced severance benefits upon a termination of employment by the Company without “cause” or by his resignation with “good reason” (as defined in the Previous Change in Control Agreement). The amendment does not effect any other provision in Mr. Brown’s Previous Change in Control Agreement including any other actions that qualify as “good reason” or Mr. Brown’s ability to receive enhanced severance benefits under the circumstances disclosed in the Company’s Proxy Statement.

The foregoing descriptions contained herein are qualified in their entirety by the texts of the Amended Employment Agreement and the Amended Change in Control Agreement, copies of which are attached hereto as Exhibits 10.2 and 10.3 respectively and are incorporated herein by reference.

Letter Agreement with Michael D. Newman

On April 23, 2010, the Company entered into a letter agreement (the “Letter Agreement”) with Michael D. Newman, the Company’s Chief Financial Officer. Under the Letter Agreement, Mr. Newman is now eligible to receive a bonus target payout of 75% of his base salary, which will be retroactive to January 1, 2010. Under Mr. Newman’s offer letter originally dated August 22, 2008, as amended, Mr. Newman’s bonus target percentage was 70% of his base salary. The foregoing description contained herein is qualified in its entirety by the text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 10.1	Office Depot, Inc. Amended Long-Term Equity Incentive Plan, as revised and amended effective April 21, 2010

Exhibit 10.2	Amendment to Employment Agreement, dated as of April 26, 2010, by and between Office Depot, Inc. and Charles E. Brown

Exhibit 10.3	Amendment to Change in Control Agreement, dated as of April 26, 2010, by and between Office Depot, Inc. and Charles E. Brown

Exhibit 10.4	Letter Agreement with Michael D. Newman, dated as of April 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized

OFFICE DEPOT
Date: April 26, 2010
	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C. Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Office Depot, Inc. Amended Long-Term Equity Incentive Plan, as revised and amended effective April 21, 2010

Exhibit 10.2	Amendment to Employment Agreement, dated as of April 26, 2010, by and between Office Depot, Inc. and Charles E. Brown

Exhibit 10.3	Amendment to Change in Control Agreement, dated as of April 26, 2010, by and between Office Depot, Inc. and Charles E. Brown

Exhibit 10.4	Letter Agreement with Michael D. Newman, dated as of April 23, 2010